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                                                                   EXHIBIT 10.19


                               SENIOR SUBORDINATED
                          CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF SEPTEMBER 1, 2004

                                      AMONG

                            BILL BARRETT CORPORATION,
                                   AS BORROWER

                        BILL BARRETT PROPERTIES INC. AND
                        BILL BARRETT PRODUCTION COMPANY,

                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SOLE LEAD ARRANGER

                                       AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             AS ADMINISTRATIVE AGENT

         $150,000,000 SENIOR SUBORDINATED INCREASING RATE LOAN FACILITY


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                               TABLE OF CONTENTS

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SECTION 1. DEFINITIONS AND INTERPRETATION........................................................................      1

   1.1. DEFINITIONS..............................................................................................      1
   1.2. ACCOUNTING TERMS.........................................................................................     24
   1.3. INTERPRETATION, ETC. ....................................................................................     24

SECTION 2. LOANS.................................................................................................     24

   2.1. BRIDGE LOANS.............................................................................................     25
   2.2. CONVERSION OF BRIDGE LOANS TO TERM LOANS.................................................................     25
   2.3. OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.........................................................     25
   2.4. PRO RATA SHARES..........................................................................................     27
   2.5. USE OF PROCEEDS..........................................................................................     27
   2.6. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES............................................     27
   2.7. INTEREST ON LOANS........................................................................................     27
   2.8. CONTINUATION.............................................................................................     28
   2.9. DEFAULT INTEREST.........................................................................................     29
   2.10. FEES....................................................................................................     29
   2.11. VOLUNTARY PREPAYMENTS...................................................................................     29
   2.12. MANDATORY PREPAYMENTS...................................................................................     29
   2.13. GENERAL PROVISIONS REGARDING PAYMENTS...................................................................     31
   2.14. RATABLE SHARING.........................................................................................     31
   2.15. MAKING OR MAINTAINING LOANS.............................................................................     32
   2.16. INCREASED COSTS; CAPITAL ADEQUACY.......................................................................     33
   2.17. TAXES; WITHHOLDING, ETC. ...............................................................................     34

SECTION 3. CONDITIONS PRECEDENT..................................................................................     36

   3.1. GENERAL CONDITIONS.......................................................................................     36
   3.2. CONCURRENT TRANSACTIONS..................................................................................     39
   3.3. NEW INFORMATION..........................................................................................     39
   3.4. ABSENCE OF CERTAIN CHANGES...............................................................................     39
   3.5. PRO FORMA FINANCIAL STATEMENTS...........................................................................     40
   3.6. AVAILABILITY UNDER SENIOR CREDIT FACILITY................................................................     40
   3.7. PERFORMANCE OF OBLIGATIONS...............................................................................     40

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................     40

   4.1. ORGANIZATION; POWERS.....................................................................................     41
   4.2. AUTHORITY; ENFORCEABILITY................................................................................     41
   4.3. APPROVALS; NO CONFLICTS..................................................................................     41
   4.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..........................................................     41
   4.5. LITIGATION...............................................................................................     42
   4.6. ENVIRONMENTAL MATTERS....................................................................................     42
   4.7. COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULTS.........................................................     43
   4.8. INVESTMENT COMPANY ACT...................................................................................     43
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   4.9. PUBLIC UTILITY HOLDING COMPANY ACT.......................................................................     43
   4.10. GOVERNMENTAL REGULATIONS................................................................................     44
   4.11. TAXES...................................................................................................     44
   4.12. ERISA...................................................................................................     44
   4.13. DISCLOSURE; NO MATERIAL MISSTATEMENT....................................................................     45
   4.14. INSURANCE...............................................................................................     45
   4.15. LIENS...................................................................................................     46
   4.16. SUBSIDIARIES............................................................................................     46
   4.17. LOCATION OF BUSINESS AND OFFICES........................................................................     46
   4.18. PROPERTIES; TITLES, ETC. ...............................................................................     46
   4.19. MAINTENANCE OF PROPERTIES...............................................................................     47
   4.20. GAS IMBALANCES; PREPAYMENTS.............................................................................     47
   4.21. MARKETING OR PRODUCTION.................................................................................     48
   4.22. SWAP AGREEMENTS.........................................................................................     48
   4.23. USE OF PROCEEDS.........................................................................................     48
   4.24. SOLVENCY................................................................................................     48
   4.25. CERTAIN FEES............................................................................................     48
   4.26. TRANSACTION DOCUMENTS...................................................................................     49
   4.27. PRIVATE OFFERING; RULE 144A MATTERS.....................................................................     49

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................     50

   5.1. FINANCIAL STATEMENTS; OTHER INFORMATION..................................................................     50
   5.2. NOTICES OF MATERIAL EVENTS...............................................................................     53
   5.3. EXISTENCE; CONDUCT OF BUSINESS...........................................................................     54
   5.4. PAYMENT OF OBLIGATIONS...................................................................................     54
   5.5. PERFORMANCE OF OBLIGATIONS UNDER CREDIT DOCUMENTS........................................................     54
   5.6. OPERATION AND MAINTENANCE OF PROPERTIES..................................................................     54
   5.7. INSURANCE................................................................................................     55
   5.8. BOOKS AND RECORDS; INSPECTION RIGHTS.....................................................................     55
   5.9. COMPLIANCE WITH LAWS.....................................................................................     55
   5.10. ENVIRONMENTAL MATTERS...................................................................................     55
   5.11. FURTHER ASSURANCES......................................................................................     57
   5.12. RESERVE REPORTS.........................................................................................     57
   5.13. TITLE INFORMATION.......................................................................................     58
   5.14. ADDITIONAL GUARANTORS...................................................................................     58
   5.15. ERISA COMPLIANCE........................................................................................     58
   5.16. LENDERS MEETINGS........................................................................................     59

SECTION 6. NEGATIVE COVENANTS....................................................................................     59

   6.1. FINANCIAL COVENANTS......................................................................................     59
   6.2. INDEBTEDNESS.............................................................................................     60
   6.3. LIENS....................................................................................................     61
   6.4. RESTRICTED PAYMENTS; REDEMPTION OF SUBORDINATED INDEBTEDNESS.............................................     62
   6.5. INVESTMENTS, LOANS AND ADVANCES..........................................................................     62
   6.6. NATURE OF BUSINESS; INTERNATIONAL OPERATIONS; FOREIGN SUBSIDIARIES.......................................     64
   6.7. LIMITATION ON LEASES.....................................................................................     64
   6.8. ERISA COMPLIANCE.........................................................................................     64
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   6.9. SALE OR DISCOUNT OF RECEIVABLES..........................................................................     65
   6.10. MERGERS, ETC. ..........................................................................................     66
   6.11. SALE OF PROPERTIES......................................................................................     66
   6.12. ENVIRONMENTAL MATTERS...................................................................................     66
   6.13. TRANSACTIONS WITH AFFILIATES............................................................................     66
   6.14. SUBSIDIARIES............................................................................................     67
   6.15. NEGATIVE PLEDGE AGREEMENTS; DIVIDEND RESTRICTIONS.......................................................     67
   6.16. GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS........................................................     67
   6.17. SWAP AGREEMENTS.........................................................................................     67
   6.18. ANTI-LAYERING...........................................................................................     68
   6.19. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS.....................................................     68
   6.20. FISCAL YEAR.............................................................................................     68
   6.21. IPO AND PERMANENT SECURITIES............................................................................     68

SECTION 7. GUARANTY..............................................................................................     68

   7.1. GUARANTY OF THE OBLIGATIONS..............................................................................     69
   7.2. CONTRIBUTION BY GUARANTORS...............................................................................     69
   7.3. PAYMENT BY GUARANTORS....................................................................................     69
   7.4. LIABILITY OF GUARANTORS ABSOLUTE.........................................................................     70
   7.5. WAIVERS BY GUARANTORS....................................................................................     72
   7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.....................................................     72
   7.7. SUBORDINATION OF OTHER OBLIGATIONS.......................................................................     73
   7.8. CONTINUING GUARANTY......................................................................................     73
   7.9. AUTHORITY OF GUARANTORS OR COMPANY.......................................................................     73
   7.10. FINANCIAL CONDITION OF COMPANY..........................................................................     73
   7.11. BANKRUPTCY, ETC. .......................................................................................     74
   7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR............................................................     74

SECTION 8. EVENTS OF DEFAULT.....................................................................................     74

   8.1. EVENTS OF DEFAULT........................................................................................     74

SECTION 9. SUBORDINATION.........................................................................................     77

   9.1. AGREEMENT TO SUBORDINATE.................................................................................     77
   9.2. CERTAIN DEFINITIONS......................................................................................     77
   9.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY.....................................................................     78
   9.4. DEFAULT ON DESIGNATED SENIOR DEBT........................................................................     78
   9.5. ACCELERATION OF SECURITIES...............................................................................     79
   9.6. WHEN DISTRIBUTION MUST BE PAID OVER......................................................................     79
   9.7. NOTICE BY COMPANY........................................................................................     79
   9.8. SUBROGATION..............................................................................................     79
   9.9. RELATIVE RIGHTS..........................................................................................     80
   9.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY AND THE GUARANTORS.........................................     80
   9.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE................................................................     80
   9.12. RIGHTS OF ADMINISTRATIVE AGENT..........................................................................     80
   9.13. AUTHORIZATION TO EFFECT SUBORDINATION...................................................................     81
   9.14. AMENDMENTS..............................................................................................     81
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SECTION 10. AGENTS...............................................................................................     81

   10.1. APPOINTMENT OF AGENTS...................................................................................     81
   10.2. POWERS AND DUTIES.......................................................................................     81
   10.3. GENERAL IMMUNITY........................................................................................     82
   10.4. AGENTS ENTITLED TO ACT AS LENDER........................................................................     82
   10.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.................................................     83
   10.6. RIGHT TO INDEMNITY......................................................................................     83
   10.7. SUCCESSOR ADMINISTRATIVE AGENT..........................................................................     83
   10.8. GUARANTY................................................................................................     84

SECTION 11. MISCELLANEOUS........................................................................................     84

   11.1. NOTICES.................................................................................................     84
   11.2. EXPENSES................................................................................................     84
   11.3. INDEMNITY...............................................................................................     85
   11.4. SET-OFF.................................................................................................     86
   11.5. AMENDMENTS AND WAIVERS..................................................................................     86
   11.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS..................................................................     87
   11.7. INDEPENDENCE OF COVENANTS...............................................................................     90
   11.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..................................................     90
   11.9. NO WAIVER; REMEDIES CUMULATIVE..........................................................................     90
   11.10. MARSHALLING; PAYMENTS SET ASIDE........................................................................     91
   11.11. SEVERABILITY...........................................................................................     91
   11.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.............................................     91
   11.13. HEADINGS...............................................................................................     91
   11.14. APPLICABLE LAW.........................................................................................     91
   11.15. CONSENT TO JURISDICTION................................................................................     91
   11.16. WAIVER OF JURY TRIAL...................................................................................     92
   11.17. CONFIDENTIALITY........................................................................................     93
   11.18. USURY SAVINGS CLAUSE...................................................................................     93
   11.19. COUNTERPARTS...........................................................................................     94
   11.20. EFFECTIVENESS..........................................................................................     94

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                               SENIOR SUBORDINATED
                          CREDIT AND GUARANTY AGREEMENT

            This SENIOR SUBORDINATED CREDIT AND GUARANTY AGREEMENT, dated as of September 1, 2004, is entered into by and among BILL BARRETT CORPORATION, a Delaware corporation ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger and Book Runner (in such capacities, "LEAD ARRANGER"), as Syndication Agent (in such capacity, "SYNDICATION AGENT"), and as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT").

                                    RECITALS:

      WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

      WHEREAS, Lenders have agreed to make loans to Company, in an aggregate amount not to exceed $150,000,000, consisting of up to $150,000,000 aggregate principal amount of senior subordinated increasing rate term loans, the proceeds of which will be used to fund the cash purchase price of the Acquisition and pay related fees and expenses; and

      WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

            "ACQUIRED ASSETS" means the oil and gas properties and assets of the Sellers to be purchased by Company pursuant to the Acquisition Agreement.

            "ACQUISITION" means the acquisition of the Acquired Assets by Company pursuant to the Acquisition Agreement for an aggregate cash purchase price of approximately $139,750,000 (excluding transaction fees and expenses).

            "ACQUISITION AGREEMENT" means the purchase and sale agreement among Sellers and Company, dated as of August 17, 2004, as amended from time to time.

            "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by a reference bank selected by GSCP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

            "ADMINISTRATIVE AGENT" is defined in the preamble hereto.

            "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

            "AFFECTED LENDER" is defined in Section 2.15(b).

            "AFFECTED LOANS" is defined in Section 2.15(b).

            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that GSCP and its Affiliates shall not be deemed (by reason of ownership of any Capital Stock) to be an Affiliate of Company and its Subsidiaries.

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            "AGENT" means each of Lead Arranger, Syndication Agent and
Administrative Agent.

            "AGGREGATE AMOUNTS DUE" as defined in Section 2.14.

            "AGGREGATE PAYMENTS" as defined in Section 7.2.

            "AGREEMENT" means this Senior Subordinated Credit and Guaranty Agreement, dated as of September 1, 2004, as it may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE MARGIN" means a per annum rate equal, for each day on which any Loan is outstanding, to (a) during the period from the Closing Date to but not including June 1, 2005, 400 basis points and (b) during the period from June 1, 2005 until the Term Loan Maturity Date, the sum of (i) 900 basis points and (ii) 50 basis points multiplied by the number of successive three month periods then elapsed since June 1, 2005.

            "APPLICABLE RESERVE REQUIREMENT" means, at any time for any Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Loans. A Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

            "APPROVED COUNTERPARTY" means (a) any Lender or any Affiliate of a Lender, (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Swap Agreement is A-/A3 by S&P or Moody's (or their equivalent) or higher, or (c) with regard to Swap Agreements in respect of commodities, and subject to the conditions set forth therein, any other Person listed on Schedule 1.1.

            "APPROVED PETROLEUM ENGINEERS" means (a) Ryder Scott Company, L.P.,
(b) Netherland Sewell & Associates, Inc., (c) Sproule Associates Inc., (d) Cawley, Gillespie & Associates, Inc., (e) Miller and Lents, Ltd. and (f) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

            "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor), in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than (i) inventory or other assets sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), and (ii) sales of other assets for aggregate consideration of less than $4,000,000 in the aggregate during any Fiscal Year.

            "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

            "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BENEFICIARY" means each Agent and Lender.

            "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

            "BRIDGE LOAN" means a Bridge Loan made by a Lender to Company pursuant to Section 2.1(a).

            "BRIDGE LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Bridge Loan and "BRIDGE LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Bridge Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Bridge Loan Commitments as of the Closing Date is $150,000,000.

            "BRIDGE LOAN MATURITY DATE" means the earlier of (i) the first anniversary of the Closing Date and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

            "CASH" means money, currency or a credit balance in any Deposit Account.

            "CASUALTY EVENT" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of Company or any of its Subsidiaries having a fair market value in excess of $1,500,000.

            "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

            "CHANGE OF CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Company, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Company by Persons who were neither (i) nominated by the board of directors of Company or in accordance with the Stockholders' Agreement nor (ii) appointed by directors so nominated or (c) the acquisition of direct or indirect Control of Company by any Person or group other than the Permitted Holders.

            "CLOSING DATE" means the date on which the Bridge Loans are made.

            "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

            "COMPANY" is defined in the preamble hereto.

            "COMMITMENT LETTER" means the Commitment Letter, dated as of August 25, 2004, between Goldman Sachs Credit Partners L.P. and Company.

            "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items (including, without limitation, (i) field enhancement, infrastructure and plug and abandonment, and (ii) general and administrative) reflected in the consolidated statement of cash flows of Company and its Subsidiaries. Consolidated Capital Expenditures includes Discretionary Capital Expenditures but shall not include expenditures of insurance proceeds to rebuild or replace assets of Company and its Subsidiaries that have been damaged or destroyed, and assets acquired pursuant to the reinvestment provisions of Section 2.12(a).

            "CONSOLIDATED NET INCOME" means with respect to Company and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of Company and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which Company or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Company and the Consolidated Subsidiaries in accordance with
GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to Company or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets and (f) any writedowns of non-current assets, provided, however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and provided further that if Company or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

            "CONSOLIDATED SUBSIDIARIES" means each Subsidiary of Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Company in accordance with GAAP.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person (other than GSCP and its Affiliates) that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "CONTRIBUTING GUARANTORS" is defined in Section 7.2.

            "CONTINUATION DATE" means the effective date of a continuation as set forth in the applicable Continuation Notice.

            "CONTINUATION NOTICE" means a Continuation Notice substantially in the form of Exhibit A-2.

            "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.14.

            "CONVERSION DATE" means the first anniversary of the Closing Date.

            "CONVERSION DEFAULT" means (i) the failure of Company to pay the rollover fee described in paragraph 1(c) of the Fee Letter, (ii) the failure of Company to pay when due any payment required by the Senior Credit Agreement or acceleration of the maturity of any Indebtedness outstanding under the Senior Credit Agreement, or (iii) any Event of Default described in Sections 8.1(a), 8.1(f), 8.1(g) or 8.1(k).

            "CONVERSION RATE" means, at any time, the per annum rate equal to the sum of (i) the greatest of (a) the Adjusted Eurodollar Rate determined as of the Interest Rate Determination Date for a three-month Interest Period commencing on the Conversion Date plus 950 basis points, (b) the yield in effect on the Conversion Date on United States Treasury Notes with a remaining maturity closest to that of the Term Loans plus 650 basis points and (c) the interest rate in effect with respect to the Bridge Loans immediately prior to the Bridge Loan Maturity Date, and (ii) 50 basis points multiplied by the number of successive three-month periods then elapsed from the Conversion Date.

            "CONVERTIBLE PROMISSORY NOTE" means that certain Convertible Promissory Note, in the principal amount of $1,900,000, dated March 27, 2002, by Company, as maker, to Hennie L.J.M. Gieskes, as the holder, as in effect on the date hereof.

            "CREDIT DATE" means the date of a Credit Extension.

            "CREDIT DOCUMENT" means this Agreement, the Loan Notes, if any, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

            "CREDIT EXTENSION" means the making of a Loan.

            "CREDIT PARTY" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

            "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "DISCRETIONARY CAPITAL EXPENDITURES" means, for any period, expenditures of Company and its Subsidiaries with respect to drilling and exploration of oil and gas during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in capital expenditures or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

            "DISQUALIFIED CAPITAL STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Term Loan Maturity Date.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "EBITDAX" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration and abandonment expenses and other similar noncash charges and expenses (including stock based compensation and non-cash impairments of goodwill), minus all noncash income added to Consolidated Net Income, in each case, and without duplication, calculated after giving pro forma effect to acquisitions or dispositions in accordance with the last proviso in the definition of Consolidated Net Income.

            "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses.

            "ENGAGEMENT LETTER" means the Engagement Letter, dated as of August 25, 2004, between Goldman Sachs Credit Partners L.P. and Company.

            "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which Company or any Subsidiary is conducting or at any time has conducted business, or where any Property of Company or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code ("SECTION 91.1011"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of Company or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

            "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

            "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with Company or a Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

            "ERISA EVENT" means (a) a "Reportable Event" described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of 30 days notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of Company, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or
(f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "ESCROW AGENT" means Wells Fargo Bank, National Association, in its capacity as escrow agent pursuant to the Escrow Agreement, and each of its successors in such capacity.

            "ESCROW AGREEMENT" means the escrow agreement among GSCP, Company, Guarantors and Escrow Agent, in the form attached as Exhibit I.

            "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

            "EXCEPTED LIENS" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Company or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Company or any of its Subsidiaries to provide collateral to the depository institution;

(f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of Company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by Company or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Company and the Subsidiaries in the ordinary course of business covering only the Property under lease.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCHANGE NOTE INDENTURE" means the indenture relating to the Exchange Notes, among Company, as issuer, the Guarantors, as guarantors and the Exchange Note Trustee, in the form attached as Exhibit J.

            "EXCHANGE NOTE TRUSTEE" means Wells Fargo Bank, National Association, in its capacity as trustee under the Exchange Note Indenture, and each of its successors in such capacity.

            "EXCHANGE NOTES" means the senior subordinated unsecured Exchange Notes of Company, guaranteed by the Guarantors, placed into escrow under the Escrow Agreement on the Closing Date, to be authenticated by the Exchange Note Trustee and delivered in exchange for Term Loans in an equal principal amount (including any capitalized interest) from time to time pursuant to Section 2.3, in the form attached as an exhibit to the Exchange Note Indenture.

            "EXCHANGE NOTICE" has the meaning specified in Section 2.3(a).

            "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

            "FAIR SHARE" as defined in Section 7.2.

            "FEE LETTER" means that certain Fee Letter, dated August 25, 2004, among GSCP, Goldman, Sachs & Co. and Company.

            "FINANCIAL OFFICER" means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of Company.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

            "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

            "FUNDING GUARANTORS" as defined in Section 7.2.

            "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

            "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

            "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

            "GOVERNMENTAL REQUIREMENT" means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

            "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

            "GUARANTOR" means each Domestic Subsidiary of Company.

            "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

            "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Property or to the indoor or outdoor environment.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "HISTORICAL FINANCIAL STATEMENTS" means (i) the audited financial statements of Company and its Subsidiaries for the two Fiscal Years immediately preceding the Closing Date, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Company and its Subsidiaries as at June 30, 2004 and for the six months then-ended, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows, all certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject (in the case of the June 30, 2004 financial statements) to changes resulting from normal year-end adjustments.

            "HYDROCARBON INTERESTS" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

            "HYDROCARBONS" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

            "INDEBTEDNESS" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (g) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;
(l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

            "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            "INDEMNITEE" is defined in Section 11.3.

            "INITIAL RESERVE REPORT" means the following engineering reports:
(i) regarding the Acquired Assets, that certain Reserve Report dated as of August 17, 2004 prepared by Company and evaluating the Acquired Assets as of July 1, 2004, and (ii) regarding the Oil and Gas Properties of Company and its Subsidiaries, that certain Reserve Report dated as of August 17, 2004 prepared by Company and evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of June 30, 2004.

            "INTEREST EXPENSE" means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of Company and the Consolidated Subsidiaries for such period, including all dividend payments in respect of preferred stock of Company, and including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

            "INTEREST PAYMENT DATE" means with respect to any Loan, the last day of each Interest Period applicable to such Loan.

            "INTEREST PERIOD" means, in connection with a Loan, an interest period of one- or three-months, as selected by Company in the applicable Funding Notice or Continuation Notice, (i) initially, commencing on the Credit Date or Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided,
(a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Bridge Loans shall extend beyond the Bridge Loan Maturity Date and no Interest Period with respect to any portion of any Term Loans shall extend beyond the Term Loan Maturity Date.

            "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Capital Stock of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LEAD ARRANGER" is defined in the preamble hereto.

            "LENDER" means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

            "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

            "LOAN" means a Bridge Loan or a Term Loan.

            "LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided, at any time prior to the making of the Bridge Loans, the Loan Exposure of any Lender shall be equal to such Lender's Bridge Loan Commitment.

            "LOAN NOTE" means a promissory note evidencing a Bridge Loan or Term Loan substantially in the form of Exhibit B-1 or B-2, respectively.

            "MARGIN STOCK" as defined in Regulation U of the Board of Governors as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender.

            "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "MOODY'S" means Moody's Investor Services, Inc.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and Indebtedness outstanding under the Senior Credit Facility) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve determined by the Company for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale.

            "NON-US LENDER" as defined in Section 2.17(c).

            "NOTICE" means a Funding Notice, a Continuation Notice or an Exchange Notice.

            "OBLIGATIONS" means the Loans and all other obligations of every nature of each Credit Party from time to time owed to any Agent or Lender (or former Agent or Lender) or any Indemnitee under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

            "OBLIGEE GUARANTOR" as defined in Section 7.7.

            "OIL AND GAS PROPERTIES" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

            "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PERMANENT SECURITIES" means debt or equity securities issued by Company and, in the case of debt securities, fully and unconditionally guaranteed by the Guarantors which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Loans.

            "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person or any Hydrocarbon Interest of any Person, but only if:

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Capital Stock in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions required by Section 5.14;

                  (iv) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.1 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

                  (v) Company shall have delivered to Administrative Agent (A) at least 5 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.1 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.1; and

                  (vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date.

            "PERMITTED HOLDERS" means, collectively, JPMorgan Chase Bank, JPMP Capital Corp., JPMorgan Partners (BHCA) L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Capital Partners 2000, L.P., GSCP 2000 Offshore BBOG Holding, L.P., GSCP 2000 GMBH Holding, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Advisors 2000, L.L.C., Warburg Pincus Private Equity VIII, L.P., State Farm Mutual Automobile Insurance Company, Colorado Public Employee Retirement Association, Palantir Partners LP, Stone Street Fund 2000, L.P., Stone Street BBOG Holding, and the Doshay Family Trust of 1999, J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., JPMP Global Fund/Bill Barrett, L.P., JPMP Global Fund/Bill Barrett A, L.P., and any of the foregoing Person's Affiliates and any fund managed or administered by any such Person or any of their Affiliates.

            "PERMITTED LIENS" has the meaning set forth in Section 6.3.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PLAN" means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by Company, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by Company or a Subsidiary or an ERISA Affiliate.

            "PRESENT VALUE" means, as of any date of determination, the present value of future net income, taxes, operating expenses and capital expenditures of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report, as adjusted to reflect any

Swap Agreements then in effect, discounted at a rate of 9%, and utilizing NYMEX Strip Pricing and appropriate market basis differentials, assuming no escalation of costs or capital, provided that the value of the Oil and Gas Properties evaluated in such Reserve Report that are not classified as "proved, developed, producing" shall be disregarded to the extent such value exceeds 30% of the aggregate value. The amount of the Present Value then in effect may also be subject to adjustments for title deficiencies (as may be determined from time to time under the Senior Credit Facility) or asset dispositions pursuant to Section 6.11.

            "PRINCIPAL OFFICE" means the Administrative Agent's "Principal Office" as set forth on Appendix B, or such other office as the Administrative Agent may from time to time designate in writing to Company and each Lender.

            "PROJECTIONS" means the financial projections prepared by Company and dated as of August 15, 2004, presenting the financial condition and results of operations of the Company, the Subsidiaries and the Acquired Assets on a consolidated basis for the current and future periods presented therein.

            "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

            "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender by (b) the aggregate Loan Exposure of all Lenders.

            "REDEMPTION" means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Indebtedness. "REDEEM" has the correlative meaning thereto.

            "REGISTER" is defined in Section 2.6(b).

            "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among Company, the Guarantors and the Administrative Agent on behalf of the Lenders and holders of Exchange Notes, pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as Exhibit K.

            "REGULATION D" means Regulation D of the Board of Governors, as in effect from time to time.

            "RELATED AGREEMENTS" means, collectively, the Acquisition Agreement, the Exchange Note Indenture, the Exchange Notes, the Registration Rights Agreement, the Escrow Agreement, the Engagement Letter and the Fee Letter.

            "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

            "REMEDIAL WORK" is defined in Section 5.10(a)(iv).

            "REQUISITE LENDERS" means one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.

            "RESERVE REPORT" means the Initial Reserve Report and a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th the oil and gas reserves attributable to the Oil and Gas Properties of Company and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating future net income based upon the Administrative Agent's usual and customary pricing assumptions for oil and gas loans then in effect, in each case reflecting Swap Agreements in place with respect to such production.

            "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in Company, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Company or any option, warrant or other right to acquire any such Equity Interests in Company; provided, however, the term "Restricted Payment" shall not apply to any dividend or other distribution or payment consisting of common stock of the Company.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

            "SEC" means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SELLERS" means Calpine Corporation and Calpine Natural Gas L.P.

            "SENIOR CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of February 4, 2004, among Company as borrower, JPMorgan Chase Bank as administrative agent, J.P. Morgan Securities Inc. as sole lead arranger and sole bookrunner, and Fleet National Bank and U.S. Bank National Association as co-syndication agents, Harris Nesbitt Financing, Inc., Royal Bank of Canada and Bank One NA as co-documentation agents and the lenders party thereto, providing for up to $200,000,000 of borrowing base revolving borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case (so long as (i) the aggregate principal amount of Indebtedness that is or may become outstanding thereunder does not exceed $250,000,000 less any reduction in commitments thereunder that become effective in connection with any application of Net Asset Sale Proceeds to the prepayment of Indebtedness outstanding thereunder, (ii) all loans and other extensions of credit thereunder are made or provided to Company (and not to a Subsidiary of Company) and (iii) the Indebtedness outstanding thereunder is not guaranteed or supported by any Subsidiary of Company, or secured by any Property of any Subsidiary of Company, that has not guaranteed payment of the Obligations as provided in Section 7), as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

            "SENIOR CREDIT AGREEMENT AMENDMENT" means an amendment to the Senior Credit Agreement in substantially the form of Exhibit L to be declared effective by the administrative agent thereunder prior to the funding of the Bridge Loans on the Closing Date.

            "SENIOR CREDIT FACILITY" means the Credit Parties' senior secured credit facility under the Senior Credit Agreement, as amended from time to time.

            "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit G-2.

            "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's Indebtedness (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

            "SPECIAL INTEREST" means any and all special interest accruing and becoming due and payable pursuant to the Registration Rights Agreement; provided that to the extent that the per annum rate of Special Interest, when added to the per annum interest rate then otherwise applicable to Loans, exceeds 18.0% per annum, Company will have the option to pay Special Interest in excess of 18.0% by capitalizing it to the principal of the Loans in accordance with
Section 2.7(b).

            "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated March 28, 2002, among Company and its stockholders, as in effect on the date hereof.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless otherwise specified, all references herein to a Subsidiary means a Subsidiary of Company.

            "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Company or the Subsidiaries shall be a Swap Agreement.

            "SYNTHETIC LEASES" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

            "SYNDICATION AGENT" is defined in the preamble hereto.

            "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

            "TERM LOAN" is defined in Section 2.2.

            "TERM LOAN MATURITY DATE" means the earlier of (i) the tenth anniversary of the Closing Date and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

            "TOTAL DEBT" means, at any date, all Indebtedness of Company and the Consolidated Subsidiaries on a consolidated basis other than Indebtedness described in clause (c) of the definition of "Indebtedness".

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Company or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Transaction Documents.

            "TRANSACTION DOCUMENTS" means the Credit Documents, the Related Agreements and the Senior Credit Agreement Amendment.

            "TRANSACTIONS" means, collectively, the Acquisition, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

            "VENTURE" has the meaning set forth in Section 6.5(h).

            "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by Company or one or more of the Wholly-Owned Subsidiaries or by Company and one or more of the Wholly-Owned Subsidiaries.

      1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

      1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

      2.1.  BRIDGE LOANS.

                  (a) Bridge Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Bridge Loan to Company in an amount equal to such Lender's Bridge Loan Commitment. Company may make only one borrowing under the Bridge Loan Commitments which, shall be on the date on which the Acquisition is consummated in accordance with the terms and conditions of the Acquisition Agreement, but in no event later than September 1, 2004. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.2, 2.11 and 2.12, all outstanding Bridge Loans shall be paid in full no later than the Bridge Loan Maturity Date. Each Lender's Bridge Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Bridge Loan Commitment on such date.

                  (b)   Borrowing Mechanics for Bridge Loans.

                              (i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than one Business Day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

                              (ii)  Each Lender shall make its Bridge Loan
      available to Administrative Agent not later than 11:00 a.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Bridge Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

      2.2. CONVERSION OF BRIDGE LOANS TO TERM LOANS. If on the Bridge Loan Maturity Date (i) the Bridge Loans have not been paid in full, (ii) no Conversion Default exists, (iii) no order, decree, injunction or judgment enjoining the conversion of Bridge Loans to Term Loans is in effect, and (iv) the Administrative Agent receives an Officers' Certificate from Company certifying to the foregoing, then on the Conversion Date all outstanding Bridge Loans (including, without limitation, all Bridge Loans resulting from the capitalization of interest pursuant to Section 2.7(d) below) shall be converted to loans ("TERM LOANS") maturing on the Term Loan Maturity Date. Subject to Sections 2.11 and 2.12, all outstanding Term Loans shall be paid in full no later than the Term Loan Maturity Date.

      2.3.  OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.

                  (a) On any Business Day on or after the Conversion Date (if any), any Lender may elect to exchange all or any portion of its Term Loan for one or more Exchange Notes by giving not less than three Business Days' prior irrevocable written notice of such election, in the form of Exhibit A-3 hereto, to Company, the Escrow Agent, the Administrative Agent and the

Exchange Note Trustee specifying the principal amount of its Term Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof) and subject to the terms of the Exchange Note Indenture, the name of the proposed registered holder and the amount of each Exchange Note requested (each such notice, an "EXCHANGE NOTICE"); provided, that in no event shall the aggregate principal amount of the Term Loans initially exchanged pursuant to this Section 2.3(a) be less than $25,000,000. Any such exchanging Lender shall deliver its Loan Notes to the Administrative Agent within three Business Days following delivery of an Exchange Notice. Term Loans exchanged for Exchange Notes pursuant to this Section 2.3 shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

                  (b) Not later than the third Business Day after delivery of an Exchange Notice:

                        (i) the Administrative Agent shall deliver to the Escrow Agent the original Loan Notes delivered to it by the exchanging Lender pursuant to Section 2.3(a);

                        (ii) the Escrow Agent shall cancel each Loan Note so delivered to it and, if applicable, Company shall issue a replacement Loan Note to such Lender in an amount equal to the principal amount of such Lender's Term Loan that is not being exchanged, or the Escrow Agent shall make a notation on the surrendered Loan Note to the effect that a portion of the Term Loan represented thereby has been repaid; and

                        (iii) the Escrow Agent shall deliver the applicable Exchange Note(s) to the holder or holders thereof specified in the Exchange Notice.

                  (c)   Each Exchange Note issued to a Lender pursuant to this
Section 2.3 shall bear interest at a fixed rate equal to the rate per annum borne by the Term Loans on the first date that Exchange Notes are issued in exchange for Term Loans plus, if such rate is less than 20.0% per annum, 50 basis points multiplied on each September 1st, December 1st, March 1st, and June 1st after the first date of exchange, to a maximum rate of 20.0%; provided that, to the extent such interest is payable at a rate that exceeds 18.0% per annum, Company will have the option to pay such excess interest in kind.

                  (d) The Exchange Notes to be issued to any Lender shall be issued in an aggregate principal amount equal to the principal amount (including capitalized interest) specified by such Lender in the Exchange Notice, payable to such Lender or its nominee in such amounts as may be specified therein. On the day such Exchange Notes are issued, Company shall pay to the Administrative Agent, for account of such Lender, all unpaid interest accrued to such day on the Term Loans that are the subject of the exchange; provided, however, no additional amounts shall be payable under Section 2.15(c) if such day is not the last day of an Interest Period.

                  (e) Notice to Escrow Agent upon Repayment of Loans. Within five Business Days after repayment in full of all Loans and all other Obligations under this Agreement and termination of all commitments hereunder, the Administrative Agent shall deliver to Escrow Agent a notice to such effect certifying that all Obligations hereunder have been paid in full.

      2.4. PRO RATA SHARES. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall any Bridge Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

      2.5. USE OF PROCEEDS. The proceeds of the Loans made on the Closing Date shall be applied by Company to fund the purchase price of the Acquisition and related Transaction Costs. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act. If requested by the Administrative Agent, Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board of Governors, as the case may be.

      2.6.  EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Loans.

                  (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any Loan. Company hereby designates GSCP to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                  (c) Notes. If requested by any Lender upon written notice to Company (with a copy to Administrative Agent) at any time, Company shall execute and deliver to such Lender (and/or, if applicable, to any Person who is an assignee of such Lender pursuant to Section 11.6 and so specified in such notice) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) one or more Loan Notes to evidence such Lender's Loan.

      2.7.  INTEREST ON LOANS.

                  (a) Interest on Bridge Loans. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof for each day on which such Loan is outstanding at the Adjusted Eurodollar Rate determined for each successive Interest Period plus the Applicable Margin determined for such day; provided that (i) interest accruing on the Term Loans for any day shall always be at least equal to the Conversion Rate for such day and (ii) interest shall not accrue for any day at any annual rate greater than the lesser of (i) 20.0% plus any applicable increase in interest pursuant to
Section 2.9 and (ii) the Highest Lawful Rate.

                  (b) Option to Pay Interest in Kind. To the extent that the interest rate on the Loans for any day exceeds 18.0% per annum, Company shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable for such Interest Period in excess of the amount of interest that would have been payable on such date at an interest rate of 18.0% per annum, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Loans held by such Lender, effective as of the applicable Interest Payment Date. Company shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

                  (c) There shall be no more than one Interest Period outstanding at any time. In the event Company fails to specify an Interest Period for any Loan in the applicable Funding Notice or Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  (d) Interest payable pursuant to this Section 2.7 shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

                  (f) If Special Interest accrues and becomes payable during any Interest Period, Company and the Guarantors shall pay such Special Interest when and as other interest accruing in such Interest Period becomes payable.

      2.8. CONTINUATION. Company may select an Interest Period by delivering a Continuation Notice to Administrative Agent no later than 12:00 p.m. (New York City time) at least two Business Days in advance of the first day of such Interest Period. Except as otherwise provided herein, a Continuation Notice for continuation of any Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect continuation in accordance therewith.

      2.9. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Loans). Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

      2.10. FEES. Company agrees to pay to the Administrative Agent, for its own account, fees payable pursuant to the Fee Letter and any other fees in amounts and at the times separately agreed upon between Company and the Administrative Agent.

      2.11. VOLUNTARY PREPAYMENTS. Any time and from time to time, Company may prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. All such prepayments shall be made upon not less than one Business Day's prior written or telephonic notice given to Administrative Agent, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

      2.12. MANDATORY PREPAYMENTS.

            (a) Asset Sales. On the third Business Day following the 180th day after any day on which Company or any of its Subsidiaries receives any Net Asset Sale Proceeds, Company shall prepay the Loans (together with any other Indebtedness that is pari passu with the Loans containing provisions similar to those set forth in this Agreement with respect to prepayments or offers to purchase or redeem with the proceeds of sales of assets) in an aggregate amount equal to the difference (if any) between (i) the amount of Net Asset Sale Proceeds so received and (ii) the sum of (A) all investments in long-term productive assets of the general type used in the business of Company and its Subsidiaries that are made within such 180-day period from such Net Asset Sale Proceeds (or, if such Net Asset Sale Proceeds were temporarily applied to reduce amounts outstanding under the Senior Credit Facility, from correlative reborrowings under the Senior Credit Facility) and (B) all permanent reductions of the commitments under the Senior Credit Facility that have then become effective by reason of, or in respect of, the receipt of such Net Asset Sale Proceeds or any failure during such 180-day period to reinvest such Net Asset Sale Proceeds (or, if such Net Asset Sale Proceeds were temporarily applied to reduce amounts outstanding under the Senior Credit Facility, any failure to invest correlative reborrowings under the Senior Credit Facility) in long-term productive assets of the general type used in the business of Company and its Subsidiaries. If the aggregate principal amount of Loans and other pari passu Indebtedness required to be prepaid, purchased or redeemed with Net Asset Sale Proceeds exceeds the amount of Net Asset Sale Proceeds, the prepayment, purchase or redemption shall be made on a pro rata basis.

            (b) Issuance of Equity Securities. On the date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries, Company shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; except that if Company receives cash proceeds from any issuance and sale of Capital Stock to Permitted Holders or any other capital contribution from Permitted Holders at any time when any prepayment is due under Section 3.04(c)(ii) or 3.04(c)(iii) of the Senior Credit Agreement (as in effect on the Closing Date), then a portion of such cash proceeds received from Permitted Holders, in an amount equal to the least of (A) 50% of such cash proceeds, (B) the amount due in respect of such required prepayment and (C) $5,000,000, shall be applied to such prepayment.

            (c) Issuance of Indebtedness. On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Company or any of its Subsidiaries (other than with respect to any Indebtedness incurred (i) under the Senior Credit Agreement or (ii) as purchase money financing for permitted capital expenditures, Company shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

            (d) Priority of Senior Credit Facility. Notwithstanding the provisions of Section 2.12(a) and Section 2.12(c), if the Senior Credit Facility requires Company and the Guarantors to apply any Net Asset Sale Proceeds or proceeds from the issuance of Indebtedness to repay any amounts then outstanding under the Senior Credit Facility, then mandatory prepayment of the Loans shall be required pursuant to such Sections only (i) following the satisfaction in full or waiver of the required payment under the Senior Credit Facility and (ii) to the extent of any Net Asset Sale Proceeds or proceeds from the issuance of Indebtedness that remains after application of such amounts to required payments under the Senior Credit Facility.

            (e) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.12(a) through 2.12(d), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

      2.13. GENERAL PROVISIONS REGARDING PAYMENTS.

            (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders. Funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

            (b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

            (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

            (d) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

      2.14. RATABLE SHARING. Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      2.15. MAKING OR MAINTAINING LOANS.

            (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon the Adjusted Eurodollar Rate for the relevant Interest Period shall be deemed to be equal to the Adjusted Eurodollar Rate last determined by the Administrative Agent for any Interest Period.

            (b) Illegality or Impracticability of Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make or continue Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) the Affected Lender's obligation to maintain its outstanding Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and interest shall accrue at a rate and be payable at a time determined by the Administrative Agent (which determination shall be final and conclusive and binding on all parties hereto) to be as nearly as practicable the lawful equivalent of the rate and time at which interest would otherwise have accrued and been payable.

            (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a continuation of any Loan does not occur on a date specified therefor in a Continuation Notice or a telephonic request for continuation or any other renewal of an Interest Period; (ii) if any prepayment or other principal payment of its Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by Company.

            (d) Booking of Loans. Any Lender may make, carry or transfer Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

            (e) Assumptions Concerning Funding of Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section
2.15 and under Section 2.16.

      2.16. INCREASED COSTS; CAPITAL ADEQUACY.

            (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Loans that are reflected in the definition of Adjusted Eurodollar
Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto, then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      2.17. TAXES; WITHHOLDING, ETC.

            (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

            (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed
(1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.17(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.17(c) shall relieve Company of its obligation to pay any additional amounts pursuant this Section
2.17 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

SECTION 3. CONDITIONS PRECEDENT

      3.1. GENERAL CONDITIONS. The obligation of any Lender to make a Bridge Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions on or before September 1, 2004:

            (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

            (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

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

            (c) Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 3.1.

            (d) Acquisition Agreement and Senior Credit Agreement Amendment. Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of the Acquisition Agreement and any documents executed in connection therewith and the Senior Credit Agreement Amendment and any documents executed in connection therewith, together with a copy of the opinion of counsel delivered to the parties under the Acquisition Agreement, accompanied by a letter from such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

            (e) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

            (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all approvals and consents of other Persons, including Company's shareholders and third-parties (excluding any Governmental Authorizations, approvals or consents set forth on Schedule 3.1(f) of the Acquisition Agreement), in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            (g) Financial Statements; Projections. Lenders shall have received from Company the Historical Financial Statements and the Projections.

            (h) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Patton Boggs LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

            (i) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from a Financial Officer of Company, dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, and in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, stating that, to the best of his or her knowledge, information and belief, after giving effect to the consummation of the Acquisition Company and its Subsidiaries are and will be Solvent.

            (j) Closing Date Certificate. Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

            (k) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, contests the validity or enforceability of the Transaction Documents or could reasonable be expected to adversely affect any of the Transactions or to constitute or result in a Material Adverse Effect or a material adverse effect on the Acquired Assets.

            (l) Escrow Agreement. Company, each of the Guarantors and the Escrow Agent shall have entered into the Escrow Agreement and a fully executed copy of the Escrow Agreement shall have been delivered to each of the Lenders.

            (m) Exchange Note Indenture and Exchange Notes. Company, each of the Guarantors and the Exchange Note Trustee shall have entered into the Exchange Note Indenture and a fully executed copy of the Exchange Note Indenture shall have been delivered to each of the Lenders. Company shall have executed and issued into escrow at least twenty-five Exchange Notes together with a corresponding number of authentication orders executed by the Company in blank, and each Guarantor shall have issued into escrow corresponding notations of Guarantee attached to each such Exchange Note, all of which shall be delivered on the Closing Date to the Escrow Agent as contemplated by the Escrow Agreement; provided, however, Exchange Notes held in escrow will only be authenticated by the Exchange Note Trustee as and when Term Loans are converted into Exchange Notes pursuant to Section 2.3 from time to time.

            (n) Registration Rights Agreement. Company, each of the Guarantors and the Administrative Agent shall have entered into the Registration Rights Agreement and a fully executed copy of the Registration Rights Agreement shall have been delivered to each of the Lenders.

            (o) No Breach Under Engagement Letter, Commitment Letter or Fee Letter. Neither Company nor any Guarantor shall be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect.

            (p) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice.

            (q) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (r) No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Bridge Loan, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

      3.2. CONCURRENT TRANSACTIONS. Concurrently with the execution of this Agreement, the Company and certain lenders shall have entered into the Senior Credit Agreement Amendment. All conditions precedent to borrowings under the Senior Credit Agreement Amendment shall have been satisfied or, with the prior approval of the Administrative Agent (which approval shall not be unreasonably delayed or withheld), waived. The Acquisition shall have been consummated pursuant to the Acquisition Agreement, without any adjustment in the purchase price (except for any adjustments reflected dollar-for-dollar as a decrease in borrowing of Bridge Loans on the Closing Date) and all conditions precedent to the consummation of the Acquisition shall have been satisfied or, with the prior approval of the Administrative Agent (which approval shall not be unreasonably delayed or withheld), waived. The terms of the Senior Credit Facility and the Acquisition Agreement shall be reasonably satisfactory in all respects to the Administrative Agent and its counsel. On a pro forma basis, the Company shall have no long-term indebtedness other than (a) up to $150,000,000 of borrowings under this Agreement, (b) no more than $85,000,000 of borrowings and letters of credit outstanding under the Senior Credit Facility, and (c) no more than $1,900,000 of outstanding under the Convertible Promissory Notes. There shall not exist (pro forma for the Acquisition and the financing thereof) any default or event of default under the Senior Credit Facility, the Bridge Loans, this Agreement or any of the other Credit Documents, or under any other Material Indebtedness of Company or its Subsidiaries.

      3.3. NEW INFORMATION. The Lenders shall not have become aware of any information relating to conditions or events not previously described to the Lenders or constituting new information or additional developments concerning conditions or events previously disclosed to the Lenders which they, in their reasonable judgment, believe may have a material adverse effect on Acquired Assets or the condition (financial or otherwise), assets, liabilities (contingent or otherwise), properties, solvency, business, management or prospects of the Company.

      3.4. ABSENCE OF CERTAIN CHANGES. Except as to factual matters disclosed in the August 28, 2004 draft of Amendment No. 2 ("AMENDMENT NO. 2") to the Company's Registration Statement on Form S-1 (SEC File No. 333-114554), a copy of which has been delivered to the

Administrative Agent, no change in the capital stock or long-term debt arrangements of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company shall have occurred since December 31, 2003 (the date of the most recent audited financial statements that have been delivered to the Lenders as of the date hereof), and no material inaccuracy in such financial statements shall exist. No adverse change in or affecting the Acquired Assets shall have occurred since June 30, 2004. Except as disclosed in Amendment No. 2, the Company shall have no material liabilities except those set forth on the audited balance sheets dated December 31, 2003, and those incurred in the ordinary course of business since such dates in amounts that are consistent with past practice.

      3.5. PRO FORMA FINANCIAL STATEMENTS. The Administrative Agent shall have received pro forma financial statements as of and for the period ended June 30, 2004 giving effect to the Acquisition prepared on substantially the same basis and methodology as set forth in Exhibit 2 to this Annex B, and all such financial statements shall be satisfactory in form and substance to the Administrative Agent. In addition, the Administrative Agent shall have received pro forma financial information as of and for the period ended June 30, 2004 (derived from the Company's financial statements and accounting books and records and calculated on substantially the same basis and methodology as set forth in Exhibit 3 to Annex B of the Commitment Letter and certified by the Chief Financial Officer of Company) that shows (a) pro forma consolidated EBITDAX of the Company and its Subsidiaries for the latest twelve-month period for which statements are available of not less than $85,000,000, and (b) a ratio of pro forma Total Debt of Company and its Subsidiaries (except intercompany indebtedness that would be eliminated in consolidation of their balance sheets) to pro forma consolidated EBITDAX of the Company and its Subsidiaries for the twelve-month period ended June 30, 2004 of not greater than 2.65x.

      3.6. AVAILABILITY UNDER SENIOR CREDIT FACILITY. After giving effect to the consummation of the Acquisition and the payment of all Transaction Costs and other amounts payable in connection therewith, the Company shall have at least $30,000,000 undrawn and available to it for immediate drawing under the Senior Credit Facility.

      3.7. PERFORMANCE OF OBLIGATIONS. All fees and expenses due to the Lenders, GSCP, Goldman Sachs or the Administrative Agent on or before the Closing Date (including the fees payable pursuant to Section 2.10) in connection with this Agreement, the Bridge Loans, the Fee Letter or otherwise shall have been paid in full. The Company shall have complied with all of its other obligations under the Fee Letter.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make the Bridge Loans, each Credit Party represents and warrants to each Lender, on the Closing Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with, and after giving effect to, the consummation of the Acquisition):

      4.1. ORGANIZATION; POWERS. Each of Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

      4.2. AUTHORITY; ENFORCEABILITY. The Transactions are within Company's and each Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of Company, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Transaction Document to which Company and each Guarantor is a party has been duly executed and delivered by Company and such Guarantor and constitutes a legal, valid and binding obligation of Company and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      4.3. APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Company or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents listed on Schedule 4.3 which, if not made or obtained, would not cause a Default or Event of Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Transaction Documents and except for any Governmental Authorizations, approvals or consents set forth on Schedule 3.1(f) of the Acquisition Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Company or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Company or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by Company or such Subsidiary and
(d) will not result in the creation or imposition of any Lien on any Property of Company or any Subsidiary (other than Liens securing the Senior Credit Facility and all obligations thereunder).

      4.4.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

            (a) Company has heretofore furnished the Historical Financial Statements to the Lenders. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments.

            (b) Company has heretofore furnished the Projections to the Lenders. On and as of the Closing Date, the Projections are based on good faith estimates and assumptions made by the management of Company; provided that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material and, provided further, that as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

            (c) Since December 31, 2003, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of Company and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

            (d) Neither Company nor any Subsidiary has on the date hereof any Material Indebtedness (including Disqualified Capital Stock) other than the Indebtedness referred to in Section 3.2 or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

      4.5. LITIGATION. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Company, threatened against or affecting Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Transaction Document or the Transactions.

      4.6. ENVIRONMENTAL MATTERS. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

            (a) neither any Property of Company or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

            (b) no Property of Company or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

            (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Company and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and Company and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

            (d) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of Company or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

            (e) Company has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of Company or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

            (f) to the extent applicable, all Property of Company and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and Company does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

            (g) neither Company nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

      4.7. COMPLIANCE WITH LAWS AND AGREEMENTS; NO DEFAULTS.

            (a) Each of Company and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) No Default or Event of Default has occurred and is continuing.

      4.8. INVESTMENT COMPANY ACT. Neither Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

      4.9. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      4.10. GOVERNMENTAL REGULATIONS. None of Company or any of its Subsidiaries is or will be subject to regulation under the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur indebtedness for borrowed money.

      4.11. TAXES. Each of Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of Company and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of Company, adequate. No Tax Lien has been filed and, to the knowledge of Company, no claim is being asserted with respect to any such Tax or other such governmental charge.

      4.12. ERISA.

            (a) Company, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Internal Revenue Code regarding each Plan.

            (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Internal Revenue Code.

            (c) No act, omission or transaction has occurred which could result in imposition on Company, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Internal Revenue Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

            (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by Company, any Subsidiary or any ERISA Affiliate has been or is expected by Company, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

            (e) Full payment when due has been made of all amounts which Company, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any Plan.

            (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

            (g) Neither Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Company, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

            (h) Neither Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

            (i) Neither Company, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the Plan.

      4.13. DISCLOSURE; NO MATERIAL MISSTATEMENT. Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of Company or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Transaction Document or delivered hereunder or under any other Transaction Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Transaction Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of Company or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that Company and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

      4.14. INSURANCE. Company has, and has caused all its Subsidiaries to have,
(a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Company and its Subsidiaries.

      4.15. LIENS. None of Company, its Subsidiaries or any of their respective Properties or assets are subject to any Liens other than Permitted Liens, except for such Liens as do not materially interfere with Company's or such Subsidiaries' ability to conduct its business and, in the aggregate, as could not reasonably be expected to have a Material Adverse Effect.

      4.16. SUBSIDIARIES. Except as set forth on Schedule 4.16, Company has no Subsidiaries, each Subsidiary is a Wholly-Owned Subsidiary and Company has no Foreign Subsidiaries. Neither Company nor any Subsidiary has any Foreign Subsidiaries other than Foreign Subsidiaries permitted by Section 6.6.

      4.17. LOCATION OF BUSINESS AND OFFICES. Company's jurisdiction of organization is Delaware; the name of Company as listed in the public records of Delaware is "Bill Barrett Corporation"; and the organizational identification number of Company in Delaware is 3519555 (as set forth in a notice delivered to the Administrative Agent pursuant to Section 11.1). Company's principal place of business and chief executive offices are located at the address set forth in a notice delivered pursuant to Section 11.1. Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 4.17 (or as set forth in a notice delivered pursuant to Section 11.1).

      4.18. PROPERTIES; TITLES, ETC.

            (a) Except as disclosed in Schedule 4.18, each of Company and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 6.3. After giving full effect to the Excepted Liens, Company or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in Company's or such Subsidiary's net revenue interest in such Property.

            (b) All material leases and agreements necessary for the conduct of the business of Company and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

            (c) The rights and Properties presently owned, leased or licensed by Company and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

            (d) All of the Properties of Company and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

            (e) Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by Company and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Company and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

      4.19. MAINTENANCE OF PROPERTIES. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by Company or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by Company or any of its Subsidiaries, in a manner consistent with Company's or its Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 4.19 could not reasonably be expect to have a Material Adverse Effect).

      4.20. GAS IMBALANCES; PREPAYMENTS. As of the date hereof, except as set forth on Schedule 4.20 or on the most recent certificate delivered pursuant to
Section 5.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require Company or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas

Properties at some future time without then or thereafter receiving full payment therefor exceeding one (1.0) bcf of gas (on an mcf equivalent basis) in the aggregate.

      4.21. MARKETING OR PRODUCTION. Except for contracts listed and in effect on the date hereof on Schedule 4.21, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity except as disclosed in Schedule 4.21 or the most recently delivered Reserve Report), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from Company's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

      4.22. SWAP AGREEMENTS. Schedule 4.22, as of the date hereof, and after the date hereof, each report required to be delivered by Company pursuant to Section 5.1(d), sets forth, a true and complete list of all Swap Agreements of Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

      4.23. USE OF PROCEEDS. Company and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board of Governors.

      4.24. SOLVENCY. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of Company and the Guarantors, taken as a whole, will exceed the aggregate Indebtedness of Company and the Guarantors on a consolidated basis, as the Indebtedness becomes absolute and matures, (b) each of Company and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Indebtedness beyond its ability to pay such Indebtedness (after taking into account the timing and amounts of cash to be received by each of Company and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Indebtedness becomes absolute and matures and (c) each of Company and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

      4.25. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

      4.26. TRANSACTION DOCUMENTS.

            (a) Delivery. Company has delivered to Syndication Agent and Administrative Agent complete and correct copies of (i) each Transaction Document and of all exhibits and schedules thereto as of the date hereof and
(ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Transaction Document entered into after the date hereof.

            (b) Representations and Warranties. The representations and warranties made by the Sellers with respect to the Acquired Assets contained in the Acquisition Agreement are hereby incorporated herein by reference and are made by Company and the Guarantors for the benefit of the Lenders (without giving effect to any waivers thereof or amendment, thereto subsequent to the date hereof) and are true and correct in all material respects.

            (c) Governmental Approvals. Except for the approvals and consents set forth on Schedule 3.1(f) of the Acquisition Agreement, all Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Transaction Documents or to consummate the Acquisition have been obtained and are in full force and effect.

            (d) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Acquisition set forth in the Transaction Documents have been duly satisfied or, with the consent of Administrative Agent, waived, and (ii) the Acquisition has been consummated in accordance with the Acquisition Agreements and all applicable laws.

      4.27. PRIVATE OFFERING; RULE 144A MATTERS.

            (a) Neither Company nor any Guarantor has issued or sold Loans, the instruments evidencing such Loans, or Exchange Notes to anyone other than the Lenders. No securities of the same class as the Loans, the instruments evidencing such Loans, or the Exchange Notes have been issued or sold by Company or any Guarantor within the six-month period immediately prior to the date hereof. Company and each Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Loans, the instruments evidencing such Loans or the Exchange Notes so as to subject the making, issuance and/or sale of the Loans, the instruments evidencing such Loans or the Exchange Notes, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the instruments evidencing such Loans, the Exchange Notes and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Loan Note, and (subject to the terms of the Exchange Note Indenture and the Escrow Agreement) each of the Exchange Notes shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

            (b) In the case of each offer, sale or issuance of the Loans or the Exchange Notes no form of general solicitation or general advertising was or will be used by Company or any Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (c) The Exchange Notes will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Exchange Notes are issued, authenticated and delivered pursuant to the Exchange Note Indenture, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of Company or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents (other than the Registration Rights Agreement) will require the qualification of an indenture under the Trust Indenture Act.

SECTION 5. AFFIRMATIVE COVENANTS

      Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of the principal of and interest on all Loans, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

      5.1. FINANCIAL STATEMENTS; OTHER INFORMATION. Company will furnish to the Administrative Agent and each Lender:

            (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

            (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

            (c) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

            (d) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 5.1(a) or Section 5.1(b), a Compliance Certificate of a Financial Officer (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

            (e) Certificate of Financial Officer - Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 5.1, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

            (f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of Company or any such Subsidiary, and a copy of any response by Company or any such Subsidiary, or the board of directors of Company or any such Subsidiary, to such letter or report.

            (g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Company or any Subsidiary with the SEC, or with any national securities exchange, or distributed by Company to its shareholders generally, as the case may be.

            (h) Notice of Default. Promptly upon any Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse

Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation (other than capital call notices and communications related thereto), indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.1.

            (j) Notice of Litigation. Promptly upon any Authorized Officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters.

            (k) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 5.12, a list of Persons purchasing Hydrocarbons from Company or any Subsidiary accounting for at least 85% of the revenues resulting from the sale of all Hydrocarbons in the one-year period prior to the "as of" date of such Reserve Report.

            (l) Notice of Sales of Oil and Gas Properties. In the event Company or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 6.10, prior written notice of such disposition, the price thereof and the anticipated date of closing.

            (m) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

            (n) Information Regarding Company and Guarantors. Prompt written notice (and in any event within ten (10) Business Days prior thereto) of any change (i) in Company or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of Company or any Guarantor's chief executive office or principal place of business, (iii) in Company or any Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in Company or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in Company or any Guarantor's federal taxpayer identification number.

            (o) Production Report and Lease Operating Statements. Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

            (p) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of Company or any Subsidiary.

            (q) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Company or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Credit Document, as the Administrative Agent or any Lender may reasonably request.

            (r) Present Value Certificate. Concurrently with the delivery of any Reserve Report to the Administrative Agent, deliver a certificate calculating the Present Value in accordance with the definition thereof. On the day the certificate is delivered, but in any event within three (3) Business Days after the delivery, the Present Value set forth in the certificate shall become the Present Value, subject to adjustment, for that period until a new certificate is delivered, unless the Administrative Agent objects to such Present Value, in which case the Administrative Agent and Company shall negotiate in good faith to agree upon an amount that shall be the Present Value.

      5.2. NOTICES OF MATERIAL EVENTS. Company will furnish to the Administrative Agent prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against Company or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, if adversely determined, could reasonably be expected to result in liability in excess of $1,500,000;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Company and its Subsidiaries in an aggregate amount exceeding $500,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      5.3. EXISTENCE; CONDUCT OF BUSINESS. Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.10.

      5.4. PAYMENT OF OBLIGATIONS. Company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of Company and all of its Subsidiaries before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of Company or any Subsidiary.

      5.5. PERFORMANCE OF OBLIGATIONS UNDER CREDIT DOCUMENTS. Company will pay the Loans and Loan Notes when payment or prepayment is due, and Company will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Credit Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

      5.6. OPERATION AND MAINTENANCE OF PROPERTIES. Company, at its own expense, will, and will cause each Subsidiary to:

            (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

            (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

            (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

            (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

            (e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

            (f) to the extent Company is not the operator of any Property, Company shall use reasonable efforts to cause the operator to comply with this
Section 5.6.

      5.7. INSURANCE. Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      5.8. BOOKS AND RECORDS; INSPECTION RIGHTS. Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

      5.9. COMPLIANCE WITH LAWS. Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5.10. ENVIRONMENTAL MATTERS.

            (a) Company shall at its sole expense:

                  (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;

                  (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of Company's or its Subsidiaries' Properties or any other Property to the extent caused by Company's or any of its Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect;

                  (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Company's or its Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect;

                  (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "REMEDIAL WORK") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of Company's or its Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and

                  (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that Company's and its Subsidiaries' obligations under this Section 5.10 are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

            (b) Company will promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against Company or its Subsidiaries or their Properties of which Company has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if Company reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $2,000,000, not fully covered by insurance, subject to normal deductibles.

            (c) Company will, and will cause each Subsidiary to, undertake reasonable environmental audits and tests in accordance with reasonable industry standards upon the request of the Administrative Agent no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority).

      5.11. FURTHER ASSURANCES. Company at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of Company or any Subsidiary, as the case may be, in the Credit Documents, including the Loan Notes, or to correct any omissions in this Agreement.

      5.12. RESERVE REPORTS.

            (a) On or before March 1st and September 1st of each year, commencing September 1, 2004, Company shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of December 31st of each year shall be prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of Company and audited or reviewed by one or more Approved Petroleum Engineers, and all other Reserve Reports shall be prepared by or under the supervision of the chief engineer of Company and otherwise in a manner consistent with the preceding December 31st Reserve Report. Each Reserve Report prepared by or under the supervision of the chief engineer of Company shall be certified by the chief engineer to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31st Reserve Report.

            (b) Pursuant to Section 5.1(g), Company will deliver a copy of any other Reserve Report provided to the administrative agent and lenders under the Senior Credit Facility.

            (c) With the delivery of each Reserve Report, Company shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects:

                  (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct,

                  (ii) Company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by
      Section 6.3,

                  (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 6.16 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require Company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,

                  (iv) none of their Oil and Gas Properties having a value in excess of $1,000,000 have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, and

                  (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which Company could reasonably be expected to have been obligated to list on Schedule 4.21 had such agreement been in effect on the date hereof.

      5.13. TITLE INFORMATION.

            (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.12, Company will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

            (b) Pursuant to Section 5.1(g), Company will deliver a copy of any other title information provided to the administrative agent and lenders under the Senior Credit Facility.

      5.14. ADDITIONAL GUARANTORS.

            (a) Company shall cause any Subsidiary or Affiliate that guarantees or otherwise provides credit support to the Senior Credit Facility to execute and deliver a Counterpart Agreement and become a Guarantor hereunder.

            (b) Company shall promptly cause each Domestic Subsidiary (other than any Subsidiary classified as such based on Company or any Subsidiary being a general partner thereof, unless such Subsidiary is a Wholly-Owned Subsidiary) to guarantee the Indebtedness arising under the Credit Documents pursuant to this Agreement. In connection with any such guaranty, Company shall, or shall cause such Domestic Subsidiary to, (1) execute and deliver a Counterpart Agreement hereto evidencing its notation of guarantee executed by such Domestic Subsidiary, and (2) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

      5.15. ERISA COMPLIANCE. Company will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Internal Revenue Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action Company, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), Company will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Internal Revenue Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      5.16. LENDERS MEETINGS. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of the principal of and interest on all Loans, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      6.1. FINANCIAL COVENANTS

            (a) Interest Coverage Ratio. Company will not, as of the last day of any fiscal quarter, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.0 to 1.0.

            (b) Ratio of Total Debt to EBITDAX. Company will not, as of any date of determination, permit its ratio of Total Debt as of such day to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date of determination for which financial statements are available to be greater than (i) prior to November 30, 2005, 5.0 to 1.0, and
(ii) thereafter, 4.5 to 1.0.

            (c) Ratio of Present Value to Total Debt. Company will not, as of any date of determination after April 30, 2005, permit its ratio of Present Value most recently calculated pursuant to Section 5.1(r), as adjusted for title deficiencies (as may be determined from time to time under the Senior Credit Facility) and or asset dispositions pursuant to Section 6.11, to Total Debt as of such date of determination to be less than 1.0 to 1.0.

            (d) Maximum Consolidated Capital Expenditures. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided that no more than 35% of the amount set forth with respect to any Fiscal Year may be made or incurred in any Fiscal Quarter. In addition, commencing as of June 1, 2005, Company shall not, and shall not permit its Subsidiaries to, make or incur Discretionary Capital Expenditures in any Fiscal Year indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year. The permitted maximum amount of Consolidated Capital Expenditures with respect to Fiscal Year 2004 shall be from the Closing Date through December 31, 2004, and the permitted maximum amount of Discretionary Capital Expenditures with respect to Fiscal Year 2005 shall be from June 1, 2005 through December 31, 2005.

                                                             DISCRETIONARY
                                CONSOLIDATED              CAPITAL EXPENDITURES
 FISCAL YEAR                CAPITAL EXPENDITURES               SUB-LIMIT
--------------              --------------------          --------------------
     2004                       $130,000,000                      N/A
     2005                       $200,000,000                  $15,000,000
     2006                       $100,000,000                  $10,000,000
and thereafter

            (e) Limitation on Acquisitions. Company shall not, and shall not permit any of its Subsidiaries to, enter into or consummate any transaction in which it acquires by purchase or otherwise any assets or businesses of any kind other than (i) the Acquisition, (ii) Permitted Acquisitions that are funded exclusively by net proceeds from the issuance of additional Equity Interests of Company not constituting Disqualified Capital Stock, and (iii) other Permitted Acquisitions (including acreage purchases in the ordinary course of business, not covered by clause (ii) above that, from the date of this Agreement, do not to exceed $5,000,000 individually or $20,000,000 in the aggregate, and (iv) purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures and Discretionary Capital Expenditures in the ordinary course of business, to the extent otherwise permitted by this Section 6.1.

      6.2. INDEBTEDNESS. Company will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred under the Senior Credit Facility in an aggregate amount not at any time exceeding the difference between (i) $250,000,000 and (ii) all commitment reductions at any time effective under any Senior Credit facility in connection with any repayment from Net Asset Sale Proceeds, and hedging obligations, guaranties and other obligations in respect thereof.

            (b) the Loan Notes, Exchange Notes or other Indebtedness arising under the Credit Documents or any guaranty of or suretyship arrangement for the Loan Notes, Exchange Notes or other Indebtedness arising under the Credit Documents.

            (c) Indebtedness of Company and its Subsidiaries existing on the date hereof and described in Section 3.2.

            (d) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than one hundred twenty (120) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

            (e) Indebtedness under Capital Leases not to exceed $5,000,000.

            (f) Indebtedness associated with worker's compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties.

            (g) intercompany Indebtedness between Company and any Subsidiary or between Subsidiaries to the extent permitted by Section 6.5(g); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than Company or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Indebtedness owed by Company or owed by a Guarantor to a Subsidiary that is not a Credit Party shall be subordinated to the Indebtedness arising under the Credit Documents on terms set forth in the Guaranty Agreement.

            (h) endorsements of negotiable instruments for collection in the ordinary course of business.

            (i) Indebtedness under the Convertible Promissory Note.

            (j) Permanent Securities issued as contemplated in Section 6.21 and the Engagement Letter.

            (k) other Indebtedness not to exceed $5,000,000 in the aggregate at any one time outstanding.

      6.3. LIENS. Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (the following, collectively, "PERMITTED LIENS"):

            (a) Liens securing the Indebtedness under the Senior Credit Facility and other obligations equally and ratably secured under the Senior Credit Agreement.

            (b) Liens pledged to secure obligations under any Swap Agreement permitted by Section 6.17 in an aggregate amount at any time not to exceed $10,000,000.

            (c) Excepted Liens.

            (d) Liens securing Capital Leases permitted by Section 6.2(e) but only on the Property under lease.

            (e) other Liens on Property securing other obligations in an aggregate amount not to exceed $500,000 at any time.

      6.4. RESTRICTED PAYMENTS; REDEMPTION OF SUBORDINATED INDEBTEDNESS.

            (a) Restricted Payments. Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (iii) so long as no Event of Default has occurred and is continuing, Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Company and its Subsidiaries.

            (b) Redemption of Subordinated Indebtedness. Company will not, and will not permit any Subsidiary to, prior to the date that is one year after the Term Loan Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Convertible Note or any subordinated Indebtedness permitted to be incurred hereunder, provided that Company may Redeem the Convertible Note by conversion into Equity Interests of Company (other than Disqualified Capital Stock); (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Note or any notes evidencing any subordinated Indebtedness permitted hereunder or any indenture, agreement, instrument, certificate or other document relating to the Convertible Note or any subordinated Indebtedness permitted hereunder; or (iii) designate any Indebtedness (other than obligations of Company and the Subsidiaries pursuant to the Credit Documents and the Senior Credit Facility) as "Designated Senior Debt" or give any such other Indebtedness any other similar designation for the purposes of any indentures or other documents relating to any subordinated Indebtedness permitted hereunder.

      6.5. INVESTMENTS, LOANS AND ADVANCES. Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

            (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 6.5.

            (b) accounts receivable arising in the ordinary course of business.

            (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

            (d) commercial paper maturing within one year from the date of creation thereof rated no lower than A2 or P2 by S&P or Moody's, respectively.

            (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

            (f) deposits in money market funds investing exclusively in Investments described in Section 6.5(c), Section 6.5(d) and Section 6.5(e).

            (g) Investments (i) made by Company in or to the Guarantors, (ii) made by any Subsidiary in or to Company or any Guarantor; (iii) made by Company or any Subsidiary in or to any Domestic Subsidiary that is not a Guarantor plus amounts invested under Section 6.5(i) in an aggregate amount at any one time outstanding not to exceed $5,000,000, and (iv) made by Company or any Subsidiary in or to any Foreign Subsidiary in an aggregate amount at any one time outstanding not to exceed $500,000.

            (h) subject to the limits in Section 6.6, Investments (including, without limitation, capital contributions), other than Investments described in 6.5(i) in general or limited partnerships or other types of entities or joint ventures (each a "VENTURE") entered into by Company or a Subsidiary with others for the purpose of constructing and operating gathering and pipeline systems, treatment facilities, compression facilities and other related facilities for the treatment, transportation or storage of Hydrocarbons on Company's Oil and Gas Properties; provided that such Venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, an amount equal to $10,000,000.

            (i) subject to the limits in Section 6.6, Investments (including, without limitation, capital contributions), other than Investments described in 6.5(h), in Ventures entered into by Company or a Subsidiary with others in the ordinary course of business; provided that (i) any such Venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such Venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such Venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $5,000,000.

            (j) subject to the limits in Section 6.6, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

            (k) entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons; provided, however, that none of the foregoing shall involve the incurrence of any Indebtedness not permitted by
Section 6.2.

            (l) loans and advances to directors, officers and employees permitted by applicable law not to exceed $1,000,000 in the aggregate at any time.

            (m) Investments in stock, obligations or securities received in settlement of Indebtedness arising from Investments permitted under this Section
6.5 owing to Company or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such Indebtedness or upon the enforcement of any Lien in favor of Company or any of its Subsidiaries; provided that Company shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this Section 6.5(m) exceeds $5,000,000.

            (n) other Investments not to exceed $5,000,000 in the aggregate at any time.

      6.6. NATURE OF BUSINESS; INTERNATIONAL OPERATIONS; FOREIGN SUBSIDIARIES. Neither Company nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, Company and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States and Canada.

      6.7. LIMITATION ON LEASES. Neither Company nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Company and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

      6.8. ERISA COMPLIANCE. Company and the Subsidiaries will not at any time:

            (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which Company, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Internal Revenue Code, if either of which would have a Material Adverse Effect.

            (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of Company, a Subsidiary or any ERISA Affiliate to the PBGC.

            (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Company, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.

            (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Internal Revenue Code, whether or not waived, with respect to any Plan which exceeds $2,000,000.

            (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by Company, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

            (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

            (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Company or a Subsidiary or with respect to any ERISA Affiliate of Company or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $2,000,000.

            (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

            (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

            (j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in a material increase in current liability such that Company, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Internal Revenue Code.

      6.9. SALE OR DISCOUNT OF RECEIVABLES. Except for receivables obtained by Company or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither Company nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not Company or a Guarantor any of its notes receivable or accounts receivable.

      6.10. MERGERS, ETC. Neither Company nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a "consolidation"); provided that:

            (a) any Subsidiary may participate in a consolidation with Company (provided that Company shall be the continuing or surviving Person) or any other Subsidiary that is a Domestic Subsidiary (provided that if one of such parties to the consolidation is a Foreign Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person) or with any Guarantor (provided that the surviving Person is a Guarantor or becomes a Guarantor under Section 5.14(b)), and if one of such Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary; and

            (b) any Foreign Subsidiary of Company may participate in a consolidation with any one or more Foreign Subsidiaries; provided that if one of such Foreign Subsidiaries is a Wholly-Owned Subsidiary, the survivor shall be a Wholly-Owned Subsidiary.

      6.11. SALE OF PROPERTIES.

            (a) Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, to another Person.

            (b) To the extent that the Company or any of its Subsidiaries sell any Properties or assets in a transaction that constitutes an "Asset Sale," the Net Asset Sale Proceeds from such Asset Sale shall be applied in accordance with
Section 2.12(a).

      6.12. ENVIRONMENTAL MATTERS. Company will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

      6.13. TRANSACTIONS WITH AFFILIATES. Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of Company) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

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      6.14. SUBSIDIARIES. Company shall not, and shall not permit any Subsidiary to, create or acquire any additional Subsidiary unless Company gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 5.14. Company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with 6.11. Neither Company nor any Subsidiary shall have any Foreign Subsidiaries other than Subsidiaries formed under the laws of Canada.

      6.15. NEGATIVE PLEDGE AGREEMENTS; DIVIDEND RESTRICTIONS. Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts any Subsidiary from paying dividends or making distributions to Company or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) the Senior Credit Agreement as in effect on the date of this Agreement (or any substantially similar provisions of a successor Senior Credit Agreement), (b) this Agreement, (c) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (d) any contract, agreement or understanding creating Liens on Capital Leases permitted by Section 6.2(e) (but only to the extent related to the Property on which such Liens were created), (e) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, or (f) customary provisions with respect to the distribution of Property in Joint Venture agreements.

      6.16. GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS. Company will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of Company or any Subsidiary that would require Company or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one (1.0) bcf of gas (on an mcf equivalent basis) in the aggregate.

      6.17. SWAP AGREEMENTS. Company will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than:

            (a) Swap Agreements in respect of commodities:

                (i) with an Approved Counterparty, and

                (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties (such projections to be adjusted as follows: (1) Oil and Gas Properties evaluated in the most recently delivered Reserve Report shall reflect the actual historical decline profile of such Oil and Gas Properties and (2) Oil and Gas Properties not evaluated in the most recently delivered Reserve Report shall reflect a reasonable decline profile based upon actual historical decline profiles of similar or analogous Oil and Gas Properties) for each month

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      during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately; and

            (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

                  (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of Company and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of Company's Indebtedness for borrowed money which bears interest at a fixed rate; and

                  (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of Company and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of Company's Indebtedness for borrowed money which bears interest at a floating rate.

      6.18. ANTI-LAYERING. Notwithstanding any other provision hereof:

            (a) No Layering of Indebtedness. Neither Company nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Credit Facility and senior in any respect in right of payment to the Loans.

            (b) No Layering of Liens. No Credit Party will, nor shall it permit any of its Subsidiaries to, grant or permit to exist any Lien upon any of its Property as security for Indebtedness outstanding under the Senior Credit Agreement, unless all Indebtedness outstanding under the Senior Credit Agreement is equally and ratably secured thereby.

      6.19. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights or obligations under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver. In addition, Company and the Guarantors shall enter into such amendments to this Agreement as shall be required from time to time pursuant to Section 11.5(e).

      6.20. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

      6.21. IPO AND PERMANENT SECURITIES. Company shall comply with its agreements in this Agreement, the Fee Letter and the Engagement Letter with respect to the proposed initial public offering of its common Capital Stock and/or the issuance and sale of the Permanent Securities and the repayment of the Loans with all or a portion of the net proceeds therefrom.

SECTION 7. GUARANTY

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      7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section
7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

      7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

      7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration,

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demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

      7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) this Guaranty is a guaranty of payment when due and not of collectability;

            (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

            (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

            (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

            (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the

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payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Swap Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Swap Agreements; and

            (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Swap Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Swap Agreement or any agreement relating to such other guaranty or security;
(iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Swap Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any

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manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Swap Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and
(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other

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guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by
Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Swap Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Swap Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any

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duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

      7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (b) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

      8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

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            (a) Failure to Make Payments When Due. Failure by Company to pay (i)
when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due, in either case, whether or not prohibited by the subordination provisions set forth in Section 9; or

            (b) Default in Other Agreements. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Material Indebtedness (other than Indebtedness referred to in Section 8.1(a)), in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.2, Section 5.18 or Section 6 or Section 11.5(e); or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

            (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall

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have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for thirty days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $2,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

            (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

            (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 in any calendar year or $2,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

            (k) Change of Control. A Change of Control shall occur; or

            (l) Guaranties and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

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            (m) Company shall (i) fail to issue and sell Permanent Securities when and as required by paragraph 3 of the Fee Letter or (ii) terminate the Engagement Letter or cause or permit any material breach of its obligations thereunder, except in circumstances where the relevant document by its terms provides for liquidated damages and specifies such liquidated damages are the exclusive remedy for the relevant breach;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, the unpaid principal of and accrued interest on the Loans shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party.

SECTION 9. SUBORDINATION

      9.1. AGREEMENT TO SUBORDINATE. Company and the Guarantors agree, and each Lender agrees, that the principal of and interest on the Loans and all other Obligations with respect thereto are subordinated in right of payment, to the extent and in the manner provided in this Section 9, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt and may be enforced by the holders of Senior Debt as third party beneficiaries hereof.

      9.2. CERTAIN DEFINITIONS.

            "DESIGNATED SENIOR DEBT" means any Indebtedness outstanding under the Senior Credit Agreement.

            "PERMITTED JUNIOR SECURITIES" means Equity Interests in Company or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Loans are subordinated to Senior Debt pursuant to this Agreement.

            "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

            "SENIOR DEBT" means all Indebtedness and other obligations (whether for fees, expenses, taxes, yield protection, indemnities or otherwise) outstanding under the Senior Credit Agreement and all obligations under Swap Agreements secured thereunder. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of Company or the Guarantors to any of its Subsidiaries or other Affiliates, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Agreement.

            A distribution may consist of cash, securities or other property, by set-off or otherwise.

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      9.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of Company or the Guarantors in a liquidation or dissolution of Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Company or such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of Company's or such Guarantor's assets and liabilities:

            (a) holders of Senior Debt shall be entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not an allowable claim in such proceeding) before any Lender shall be entitled to receive any payment with respect to its Loan (except that Lenders may receive Permitted Junior Securities); and

            (b) until all obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash, any distribution to which Lenders would be entitled but for this Section 9 shall be made to holders of Senior Debt (except that Lenders may receive Permitted Junior Securities), as their interests may appear.

      9.4. DEFAULT ON DESIGNATED SENIOR DEBT. Company and the Guarantors may not make any payment or distribution to the Administrative Agent or any Lender in respect of Obligations with respect to the Loans and may not acquire from the Administrative Agent or any Lender any Loans for cash or property (other than Permitted Junior Securities) until all principal and other obligations with respect to the Senior Debt have been paid in full in cash if:

            (a) a default in the payment of any principal, interest or fees with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

            (b) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to
Section 9.12 hereof. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 9.4 unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

            Company and the Guarantors may and shall resume payments on and distributions in respect of the Loans and may acquire them upon the earlier of:

                  (i)   the date upon which the default is cured or waived, or

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                  (ii)  in the case of a default referred to in Section 9.4(b)
      hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Section 9 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

      9.5. ACCELERATION OF SECURITIES. If payment of the Loans is accelerated because of an Event of Default, Company shall promptly notify holders of Senior Debt of the acceleration.

      9.6. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment of any Obligations with respect to the Loans at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by Section 9.4 hereof, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt or their Representative in accordance with Section 9.11, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this Section 9, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of Lenders, Company, the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Section 9, except if such payment is made as a result of the willful misconduct or gross negligence of the Administrative Agent.

      9.7. NOTICE BY COMPANY. Company and the Guarantors shall promptly notify the Administrative Agent of any facts known to Company or any Guarantor that would cause a payment of any Obligations with respect to the Loans to violate this Section 9, but failure to give such notice shall not affect the subordination of the Loans and all Obligations with respect thereto to the Senior Debt as provided in this Section 9.

      9.8. SUBROGATION. After all Senior Debt is paid in full in cash (and all commitments with respect to Senior Debt have terminated) and until the Loans are paid in full, the Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Loans) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Section 9 to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between Company and the Guarantors, on one hand, and the Lenders, on the other hand, a payment by Company and the Guarantors on the Loans.

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      9.9. RELATIVE RIGHTS. This Section 9 defines the relative rights of the
Lenders and holders of Senior Debt. Nothing in this Agreement shall:

            (a) impair, as between Company and the Guarantors, on one hand, and the Lenders, on the other hand, the obligation of Company and the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Loans in accordance with their terms;

            (b) affect the relative rights of the Lenders and creditors of Company and the Guarantors other than their rights in relation to holders of Senior Debt; or

            (c) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Lenders.

            If Company and the Guarantors fail because of this Section 9 to pay principal of or interest on a Loan on the due date, the failure is still a Default or Event of Default.

      9.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY AND THE GUARANTORS. No right of any holder of Senior Debt to enforce the subordination of the Obligations with respect to the Loans shall be impaired by any act or failure to act by Company and the Guarantors or any Lender or by the failure of Company and the Guarantors or any Lender to comply with this Agreement.

      9.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of Company or any Guarantor referred to in this Section 9, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

      9.12. RIGHTS OF ADMINISTRATIVE AGENT. Notwithstanding the provisions of this Section 9 or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Loans, unless the Administrative Agent shall have received at the address set forth in
Section 11.1 hereof at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Loans to violate this Section 9. Only Company or a Representative may give the notice. Nothing in this Section 9 shall impair the claims of, or payments to, any Agent or Lender under or pursuant to Sections 2.16, 2.17, 11.2 or 11.3 or any other Obligation except principal of and interest on the Loans.

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            The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any agent may do the same with like rights.

      9.13. AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 9, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

      9.14. AMENDMENTS. The provisions of this Section 9 and shall not be amended or modified without the written consent of the holders of all Senior Debt (or their Representatives).

SECTION 10. AGENTS

      10.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 10 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and any duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor GSCP, in its capacity as Lead Arranger, shall have any obligations under this Agreement or any other Credit Document, but each of them shall be entitled to all benefits of this Section 10.

      10.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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      10.3. GENERAL IMMUNITY.

            (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

            (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 11.5).

      10.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to,

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own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

      10.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement and funding its Bridge Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      10.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      10.7. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that

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successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

      10.8. GUARANTY.

            (a) Agents under Guaranty. Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty. Subject to
Section 11.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.5) have otherwise consented.

            (b) Right to Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof.

SECTION 11. MISCELLANEOUS

      11.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent or Administrative Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

      11.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in

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each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (e) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (f) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

      11.3. INDEMNITY.

            (a) In addition to the payment of expenses pursuant to Section 11.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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      11.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

      11.5. AMENDMENTS AND WAIVERS.

            (a) Requisite Lenders' Consent. Subject to Section 11.5(b) and 11.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

            (b) Affected Lenders' Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                  (i) extend the scheduled final maturity of any Loan or Loan Note; provided that only the consent of Requisite Lenders will be required for a waiver of any Conversion Default or any of the conditions set forth in Section 2.2;

                  (ii) waive any mandatory prepayment required by Sections 2.12(b) or 2.12(c);

                  (iii) amend, change or otherwise alter the subordination provisions contained in this Agreement in a manner that would adversely affect the Lenders;

                  (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;

                  (v) extend the time for payment of any such interest or fees;

                  (vi) reduce the principal amount of any Loan;

                  (vii) amend, modify, terminate or waive any provision of this
      Section 11.5(b);

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                  (viii) amend the definition of "REQUISITE LENDERS" or "PRO
      RATA SHARE";

                  (ix) release all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                  (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 11 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

            (e) Amendment of Agreement upon Amendment of Senior Credit Agreement. If at any time Company and any other parties to the Senior Credit Agreement renew, replace, amend, modify or otherwise alter the terms and conditions or any other provision of the Senior Credit Agreement, as in effect on the Closing Date, and such renewal, replacement, modification, amendment or other alteration is in any respect, in the sole determination of the Requisite Lenders, more restrictive to Company and its Subsidiaries or otherwise adversely affects Company or any Subsidiary, then upon the written request of the Requisite Lenders Company, the Guarantors and such Requisite Lenders shall enter into an amendment, modification or alteration of this Agreement to give effect to substantially comparable changes to this Agreement.

      11.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Indemnitees and Affiliates of each of the Agents and Lenders and, as to Section 9 only, the holders of Senior Debt) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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            (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 11.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (c) Right to Assign. Each Lender shall have the right at any time, after consultation with Company if no Default or Event of Default has occurred or is continuing, to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

                  (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

                  (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee"; provided, further each such assignment pursuant to this Section 11.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Loan of the assigning Lender) with respect to the assignment of Loans.

            (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 11.6(c)(i) or made by or to GSCP, and $2,000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.17(c).

            (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 11.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

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            (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

            (g) Effect of Assignment. Subject to the terms and conditions of this Section 11.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 11.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

            (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if

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the participant's participation is not increased as a result thereof) or (ii)
consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. Company agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.17 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

            (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 11.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      11.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      11.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 11.2,
11.3 and 11.4 and the agreements of Lenders set forth in Sections 2.14, 9.3(b) and 9.6 shall survive the payment of the Loans.

      11.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of

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the Swap Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      11.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      11.11. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      11.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      11.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      11.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

      11.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS,

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MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY
(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      11.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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      11.17. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 11.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Swap Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 11.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

      11.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

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      11.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      11.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BILL BARRETT CORPORATION

                                   By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer

                                   BILL BARRETT PROPERTIES INC.

                                   By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer

                                   BILL BARRETT PRODUCTION COMPANY

                                   By: /s/ THOMAS B. TYREE, JR.
                                   ---------------------------------------------
                                   Thomas B. Tyree, Jr., Chief Financial Officer

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        as Lead Arranger, Syndication
                                        Agent, Administrative Agent and a Lender

                                        By: /s/ ROBERT T. WAGNER
                                            ------------------------------------
                                            Robert T. Wagner, Managing Director

                                      S-2